                                    SUBLEASE

This agreement made as of July 26, 2002, between TYCO PRINTED CIRCUIT GROUP LP, a Delaware limited partnership with a place of business at 1699 King Street Suite 440 Enfield CT 06082 (the "SUBLESSOR"), Titan EMS, Inc., a Delaware corporation with a place of business at 1855 Norman Avenue, Santa Clara, CA ("SUBLESSEE") and SVPC Partners, LLC, a Delaware limited liability company and Phoenix Business Trust, a Delaware business trust (collectively "GUARANTORS").

                  SUBLESSOR hereby sublets to SUBLESSEE and SUBLESSEE hereby takes and hires from SUBLESSOR, upon the terms and conditions hereinafter set forth, the following premises ("SUBLESASE"):

                  The portion of the Timber Business Park described as Building B, consisting of approximately 27,984 square feet ("DEMISED PREMISES"). This building is located at 44358 Old Warm Springs Boulevard, Fremont CA. This building is the subject of a restated Lease dated February 01, 1999 ("PRIME LEASE") between Longmeadow Partners ("OVERLANDLORD") and Tyco Printed Circuit Group LP as successor in interest to Praegitzer Industries Inc. The PRIME LEASE is attached as Exhibit A.

         I.       CONDITIONS

The SUBLEASE shall be expressly conditioned on the following:

         (a) This SUBLEASE shall not be effective unless and until OVERLANDLORD provides its written consent to the SUBLEASE by SUBLESSOR to SUBLESSEE. SUBLESSOR will diligently pursue said consent.

         (b) This SUBLEASE shall not be effective unless and until SUBLESSEE furnishes to SUBLESSOR a certificate of insurance for Pollution Legal Liability policy naming SUBLESSOR as an additional insured with the following limits: (i) $3 million per incident and (i) $6 million aggregate.

         (c) SUBLESSEE agrees to be bound by the terms of the prime lease, which is incorporated herein by reference PRIME LEASE. For purposes of this SUBLEASE, wherever in PRIME LEASE the word "Lessor" or "Landlord" is used it shall be deemed to mean the SUBLESSOR herein and wherever in the PRIME LEASE the word "Lessee" or `Tenant" is used it shall be deemed to mean the SUBLESSEE herein. During the term of this SUBLEASE and for all subsequent periods for obligations which have arisen prior to the termination of this SUBLEASE, SUBLESSEE expressly agrees to comply with all obligations of SUBLESSOR under the PRIME LEASE, for the benefit of SUBLESSOR and Landlord, except in the event of a conflict between the terms of this SUBLEASE and the PRIME LEASE, in which case the terms of this SUBLEASE shall prevail.

         (d)      SUBLESSOR will provide to SUBLESSEE the following reports:

                  o Permit Rule FTU Closure Certification Report for 44358 Old Warm Springs Blvd., Fremont, CA, dated July 2002

                  o Facility closure Report for 44358 & 44368 Old Warm Springs Blvd., Fremont, CA, dated July 2002.



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                  The closure reports have been issued by Earth Tech. Verbal acceptance of the results included in these reports has been received by SUBLESSOR from regulatory authorities. SUBLESSOR will provide to SUBLESSEE copies of these reports and will provide to SUBLESSEE copies of final findings provided by regulatory authorities.

         (e) Without in any way limiting the generality of the provisions of subparagraph (c) above, the requirements for SUBLESSEE'S use of hazardous materials, and its compliance with all applicable laws, are set forth in Article Sixteen of the PRIME LEASE, and are incorporated as though fully set forth herein. SUBLESSEE expressly agrees to comply with the terms of Article Sixteen of the PRIME LEASE (with SUBLESSEE assuming the obligations and liabilities of Article 16 applicable to Lessee), including but not limited to the indemnity provisions contained therein, and will comply with all applicable state, federal, and local environmental rules and regulations.

         (f) SUBLESSEE providing to SUBLESSOR a security deposit (the "Deposit") in the amount of $100,000 Dollars as security for SUBLESSEE'S performance of all its obligations hereunder pursuant to Paragraph (9) below.

         (g) The requirements for SUBLESSEE'S use of the DEMISED PREMISES are contained throughout the PRIME LEASE, which is incorporated herein, and particularly in Article Six, which pertains to the condition of the DEMISED PREMISES, and maintenance, repair, and alterations. SUBLESSEE express agreement to comply with the terms of Article Six, including but not limited to Section 6.02, which shall apply to exempt the SUBLESSOR from Liability.

         (h) SUBLESSEE'S acceptance of the condition of roof, structural, HVAC systems.

         (i) SUBLESSOR to provide SUBLESSEE Copies of all existing drawings and professional reports (unless privileged) on the property within five (5) days of the execution of this SUBLEASE.

         (j) The execution by GUARANTOS of the form of guaranty acceptable to SUBLESSOR and attached as Exhibit B.

         (k) Upon satisfaction of the foregoing conditions, SUBLESSEE may take possession of the DEMISED PREMISES, SUBLESSEE'S obligations under this SUBLEASE, including but not limited to the rental obligations shall commence immediately upon the satisfaction of the foregoing conditions, whether or not SUBLESEE has physically taken possession of the DEMISED PREMISES.

         (l) In the event that any of the foregoing conditions are not met by August 16, 2002, this SUBLEASE shall be null and void, with no obligations or liability by either party to the other.



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

         1. TERMS OF SUBLEASE

         The term of this SUBLEASE ("Term") shall commence on August 19, 2002 ("Term Commencement Date") and shall expire on January 31, 2009 (unless sooner terminated pursuant to the provisions hereof) ("Termination Date"), notwithstanding any extension options offered in the PRIME LEASE that SUBLESSEE must pursue directly with OVERLANDLORD. SUBLESSEE agrees, in accordance with the terms of the PRIME LEASE, to return the DEMISED PREMISES to its condition at the start of the PRIME LEASE, exclusive of normal wear and tear, and inclusive of all interior and exterior building modifications.

         2. RENT

         SUBLESSEE covenants and agrees to pay to SUBLESSOR during the term hereof, without any demand set-off or deduction, fixed annual base rent payable in the amounts as set forth in Exhibit C, and shall be subject to all applicable late fees described in the PRIME LEASE. The monthly rent shall be payable on the first day of each month. It is agreed that this is a triple net lease and that SUBLESSEE shall have all obligations to pay additional rent (whether for real property taxes, insurance, common area maintenance charges or otherwise) or to reimburse SUBLESSOR for same, pursuant to the terms of the PRIME LEASE.

         3. ADDITIONAL ENVIRONMENTAL REQUIREMENTS

In addition to the requirements of Article Sixteen of the PRIME LEASE, with which SUBLESSEE is expressly bound to comply, SUBLESSEE further agrees that it shall give written notice to SUBLESSOR of any communication received by SUBLESSEE from any governmental authority or other party alleging the existence of Toxic Materials in, on, under or about the DEMISED PREMISES, or any alleged violation of environmental law, regulation or ordinance with respect to the DEMISED PREMISES. Upon reasonable notice from SUBLESSOR, SUBLESSEE shall provide SUBLESSOR with access to the DEMISED PREMISES during all reasonable times in order to enable SUBLESSOR to conduct any inspection, monitoring, remediation, removal or repair related to the presence or alleged presence of Toxic Materials in, on, under or about the DEMISED PREMISES. SUBLESSEE acknowledges that SUBLESSOR has no obligation whatsoever by the terms of this SUBLEASE to engage in any remediation removal or repair.

         4. THE PRIME LEASE

         4.1. This agreement is a SUBLEASE under a lease dated February 1, 1999, between SUBLESSOR and OVERLANDLORD pursuant to which SUBLESSOR is the holder of the lessee interest. SUBLESSEE acknowledges the receipt of a copy of the PRIME LEASE from SUBLESSOR. It is understood and agreed by the parties hereto that this SUBLEASE and the liability of both SUBLESSOR and SUBLESSEE hereunder are expressly conditioned and predicated upon and shall not become effective unless and until SUBLESSOR herein has obtained from the OVERLANDLORD such written consent and approval of this SUBLEASE as may be required under the PRIME LEASE.

         4.2. This SUBLEASE is expressly subject to the terms and provisions of the PRIME LEASE and, except to the extent such terms and provisions are specifically contrary to the express written provisions of this SUBLEASE, in which case the provisions of this SUBLEASE shall control, such terms and provisions of the PRIME LEASE are hereby incorporated by reference as part of this SUBLEASE.



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         4.3. With respect to work, services, repairs and restoration or the performance of other obligations of the OVERLANDLORD under the PRIME LEASE, SUBLESSOR herein, does not undertake and shall have no obligation to perform any of the same. SUBLESSOR'S sole obligation with respect thereto shall be to request the same, after request by SUBLESSEE, and to send all notices required under the PRIME LEASE to the OVERLANDLORD. If the OVERLANDLORD does not comply with its obligations under the PRIME LEASE, SUBLESSEE, as its own expense, shall have the right to enforce the performance of such obligations against OVERLANDLORD (but not against SUBLESSOR) in its own name or in the name of SUBLESSOR herein (as required or permitted by applicable law, but in any event without cost or expense to SUBLESSOR) but only to the extent permitted by the PRIME LEASE and SUBLESSEE shall indemnify, exonerate and hold SUBLESSOR harmless from and against any loss, cost, expense, damages or liability that SUBLESSOR may suffer or incur as a result thereof. SUBLESSOR shall cooperate with SUBLESSEE and (to the extent requested by SUBLESSEE in writing) shall take or refrain from taking all actions reasonably necessary to further the intent of his provision, provided that SUBLESSEE reimburses SUBLESSOR for all costs and expenses incurred by SUBLESSOR in connection therewith.

         4.4. Notwithstanding anything herein contained to the contrary, if the PRIME LEASE terminates during the term hereof for any reason whatsoever, this SUBLEASE shall terminate upon such termination of the PRIME LEASE with the same force and effect as if such termination date had been named herein as the date of expiration hereof.

         4.5. Whenever SUBLESSOR'S consent is necessary to any act of SUBLESSEE under this SUBLEASE, it is understood and agreed that SUBLESSOR shall not be deemed to be unreasonable in withholding such consent if (i) the OVERLANDLORD'S consent to such act is also required under the PRIME LEASE and (ii) OVERLANDLORD fails to give its consent.

         4.6. SUBLESSEE covenants and agrees not to do or commit any act which shall constitute a default under the PRIME LEASE and agrees to defend and save SUBLESSOR harmless and indemnified from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys' fees, arising out of or in connection with any act or failure to act which constitutes a default under the PRIME LEASE.

         5. USE

         5.1. SUBLESSEE shall occupy and use the DEMISED PREMISES for manufacture of printed circuit boards, including manufacturing and services related thereto, and shall not use the DEMISED PREMISES for any other purpose. SUBLESSEE shall, at its cost and sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, and requirements of any fire insurance underwriters, rating bureaus or government agencies relating in any manner to the DEMISED PREMISES and the occupation and use by SUBLESSEE thereof. SUBLESSEE shall conduct its business in and use the DEMISED PREMISES in a lawful manner and shall not use or permit the use of the DEMISED PREMISES or the common areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Timber Business Park.


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

         5.2. SUBLESSEE accepts the DEMISED PREMISES on an "as is" basis and hereby warrants and represents that it is fully familiar with the physical condition of the DEMISED PREMISES, and finds it to be satisfactory. The parties agree that SUBLESSOR has made no representations of any kind in connection with respect to the condition of the DEMISED PREMISES and that SUBLESSOR shall not be liable for any latent or patent defects existing therein. Notwithstanding the foregoing, SUBLESSOR has no knowledge of any patent defect(s) that would prevent SUBLESSEE use of the DEMISED PREMISES; to the best of its knowledge, SUBLESSOR'S prior use of the DEMISED PREMISES was in full compliance with all governmental building permits and requirements.

         5.3. SUBLESSEE shall have access to the DEMISED PREMISES and the Building seven (7) days a week, twenty-four (24 hours a day, subject to the reasonable rules and regulations imposed by SUBLESSOR or the OVERLANDLORD.

         5.4. SUBLESSEE acknowledges and agrees that SUBLESSOR has no obligation to provide guard service or other security measures for the benefit of the DEMISED PREMISES or Timber Business Park, and SUBLESSOR shall have no liability to SUBLESSEE, or its employees, agents, or invitees due to its failures to provide such services, SUBLESSEE assumes all responsibility for the protection of SUBLESSEE, its agents, employees, contractors and invitees and the property of SUBLESSEE and of SUBLESSEE'S agents, employees, contractors and invitees from acts of third parties.

         6. ASSIGNMENT AND SUBLEASING

         SUBLESSEE shall not assign, mortgage, pledge, encumber or otherwise transfer this SUBLEASE or make any further SUBLEASE or permit the occupancy of the DEMISED PREMISES or any part thereof by anyone other than SUBLESSEE. Any consent by SUBLESSOR to an assignment or subletting or occupancy shall not in any way be construed to relieve SUBLESSEE from obtaining the express consent in writing of SUBLESSOR to any further assignment or subletting or occupancy. As used in this Section 6, the terms "assign" and "transfer" shall be deemed to include any transfer of SUBLESSEE'S interest in this SUBLEASE by operation of law. SUBLESSOR'S consent herein shall not be unreasonably withheld.

         7.       BROKER'S COMMISSION

         SUBLESSEE represents and warrants to SUBLESSOR that SUBLESSEE has not employed any real estate broker in connection with this transaction. Each of SUBLESSOR and SUBLESSEE shall indemnify and hold the other harmless from and against any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this SUBLEASE.

         8.       NOTICES

                  All notices shall be given to by certified mail return receipt requested (or by nationally recognized overnight courier) to SUBLESSOR at the address first written above with a copy, to Mr. Dave Wersan, 2901 Fulling Mill Road, Middletown, PA 17057, or to such other place as may be designated by written notice to the SUBLESSEE; if sent to SUBLESSEE, the same shall be sent to SUBLESSEE at the DEMISED PREMISES with a copy to, or to such other place as may be designated by written notice to the SUBLESSOR; and if sent to GUARANTORS, to such place as may be designated by written notice to the SUBLESSOR.


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

         9. SECURITY DEPOSIT

                  SUBLESSEE will pay and SUBLESSOR shall hold during the Term, a security deposit ("Deposit") in the amount of $100,000 Dollars as security for SUBLESSEE'S performance of all its obligations hereunder. SUBLESSOR may apply the Deposit, or any part, to SUBLESSOR'S damages arising from SUBLESSEE'S default without prejudice to any other SUBLESSOR remedy. If any part of the Deposit is applied, SUBLESSEE immediately shall restore the Deposit to its original amount. Upon written request, SUBLESSOR shall return the remaining Deposit to SUBLESSEE on the Termination Date and SUBLESSEE'S surrender of possession of the DEMISED PREMISES to SUBLESSOR, so long as SUBLESSEE is not then in default hereunder. SUBLESSOR shall have no obligation to pay interest on the Deposit and may commingle the Deposit with SUBLESSOR'S funds. If SUBLESSOR conveys its interest under this SUBLEASE, the Deposit, or any part not applied previously, may be turned over to the new SUBLESSOR. SUBLESSOR shall obtain a receipt for said security deposit and shall give such receipt to SUBLESSEE. SUBLESSEE shall look solely to the new SUBLESSOR for proper application and the return of the Deposit.

         10. MAINTENANCE, REPAIRS AND ALTERATIONS

         10.1. SUBLESSOR'S Obligations. SUBLESSOR shall provide notice to OVERLANDLORD of any maintenance, repair or replacement obligation for which OVERLANDLORD is responsible under the PRIME LEASE once SUBLESSEE provides notice of same to SUBLESSOR. This shall be SUBLESSOR'S sole maintenance, repair or replacement obligation with respect to any repair or maintenance obligation that is the OVERLANDLORD'S obligation under the PRIME LEASE. All other repair and maintenance of the structural elements of, or the Building systems servicing, the DEMISED PREMISES shall be performed by SUBLESSEE, at SUBLESSEE'S expense pursuant to the requirements of the PRIME LEASE and subject to provision of a bonding certificate in the name of the SUBLESSOR. There shall be no abatement of rent or liability to SUBLESSEE on account of any injury or interference with SUBLESSEE'S business with respect to any improvements, alterations or repairs made by OVERLANDLORD or the SUBLESSOR to the DEMISED PREMISES or the Building of which it is part. SUBLESSOR shall make a best effort attempt to perform said repair or maintenance without disturbing SUBLESSEE'S business.

         10.2 SUBLESSEE'S Obligations. (a) SUBLESSEE, at its sole cost and expense, shall be responsible for keeping the DEMISED PREMISES in the same order, repair and condition as the same are in on the date hereof or in such better condition as the same may be put in hereafter, reasonable wear and tear excepted and damage by fire and other casualty excepted. Without limiting the foregoing, SUBLESSEE shall keep the DEMISED PREMISES in a clean and sanitary condition, and shall maintain, repair and (if necessary) replace all doors and other partitions that are part of the DEMISED PREMISES.

                  (b) On the last day of the Term hereof, or on any sooner termination, SUBLESSEE shall surrender the DEMISED PREMISES to SUBLESSOR in the same condition as received or in such better condition as the same may be put in hereafter, ordinary wear and tear and casualty excepted, clean and free of debris and SUBLESSEE'S personal property. SUBLESSEE shall repair any damage to the DEMISED PREMISES occasioned by the installation or removal of SUBLESSEE'S trade fixtures, furnishings and equipment.


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

         10.3 Alterations and Additions. SUBLESSEE shall not, unless in accordance with the PRIME LEASE and with SUBLESSOR'S prior written consent (which may not be unreasonably withheld), make any alterations, improvements, additions, utility installations or repairs ("Alterations") in, on or about the DEMISED PREMISES. SUBLESSEE shall pay, when due, all claims for labor or materials furnished to or for SUBLESSEE at or for use in the DEMISED PREMISES, which claims are or may be secured by any mechanic's or materialmen's lien against the DEMISED PREMISES. SUBLESSEE shall not allow any liens relating to any work undertaken by SUBLESSEE to be recorded against the DEMISED PREMISES and shall take all necessary action to forthwith remove any such lien recorded against the DEMISED PREMISES. At the expiration of the term, SUBLESSOR may require the removal of any Alterations installed by SUBLESSEE and the restoration of the DEMISED PREMISES to their prior condition, reasonable wear and tear and casualty excluded, at SUBLESSEE'S expense. All Alterations (whether or not such Alterations constitute trade fixtures of SUBLESSEE) that may be made to the DEMISED PREMISES by SUBLESSEE shall be paid for by SUBLESSEE, at its sole cost and expense, and shall be made and done in a good and workmanlike manner. If this SUBLEASE is terminated due to the expiration of its term or otherwise, and SUBLESSEE fails to remove its property as required by pursuant to this
Section 10.3, in addition to any other remedies available to SUBLESSOR under this SUBLEASE, and subject to any other right or remedy SUBLESSOR may have under applicable law, SUBLESSOR may deem such Alterations as abandoned or remove any property of SUBLESSEE from the DEMISED PREMISES and store the same elsewhere at the expense and risk of SUBLESSEE.

         11. INSURANCE

         11.1. SUBLESSEE shall obtain and keep in force during the term of this SUBLEASE a commercial general liability policy of insurance which coverage acceptable to SUBLESSOR, in SUBLESSOR'S reasonable discretion, which, by way of example and not limitation, protects SUBLESSEE and SUBLESSOR and OVERLANDLORD (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the SUBLESSEE'S use, occupancy, operation or maintenance of the DEMISED PREMISES and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000.00 per occurrence with an "Additional Insured-Managers and Landlords (and SUBLESSORS) of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this SUBLEASE as an "insured contract" for the performance of SUBLESSEE'S indemnity obligations under this SUBLEASE.

         11.2 SUBLESSEE shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable law, if any.

         11.3 Except as otherwise set forth in this SUBLEASE, neither SUBLESSOR nor SUBLESSEE shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any (i) loss or damage to any building, structure or other tangible property; (ii) liability for personal injury; or
(iii) losses under worker's compensation laws and benefits, even though such loss, damage or liability might be caused by the negligence of such party, its agents, contractors, invitees, or employees. Both SUBLESSOR and SUBLESSEE shall obtain a waiver or subrogation from their respective insurance companies.


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         12. SELF-HELP

                  If the SUBLESSEE defaults in the performance or observance of any agreement or obligation of SUBLESSEE contained in this SUBLEASE, and does not cure such default within the applicable grace period provided therefore after notice from SUBLESSOR specifying the default (or in the case of a default that cannot be cured within such applicable grace period, if SUBLESSEE does not commence the cure of such default within ten (10) days after the date of said notice or if SUBLESSEE does not prosecute such cure until completion with due diligence), SUBLESSOR may, at SUBLESSOR'S sole option and without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of SUBLESSEE, and make any necessary payments in connection therewith, including without limitation, attorneys' fees and other costs in connection with any legal action which may be brought and any amounts so paid by SUBLESSOR shall be deemed paid for the account of SUBLESSEE and shall be added to the rent due hereunder and SUBLESSEE shall pay same upon demand, together with interest thereon at the rate of eighteen (18%) percent.

         13. DEFAULT

         (a) Each of the following shall be a default ("Event of Default") hereunder:

                  (i) the failure of SUBLESSEE to pay any rent due hereunder, which failure continues for five (5) days after written notice thereof is given by SUBLESSOR to SUBLESSEE.

                  (ii) The failure of SUBLESSEE to maintain insurance as required under this SUBLEASE.

                  (iii) The failure of SUBLESSEE to perform any other obligation of SUBLESSEE hereunder (other than the payment of rent and the maintenance of said insurance) which failure continued for fifteen (15) days after written notice thereof is given by SUBLESSOR to SUBLESSEE, or if such obligation cannot reasonably be performed within fifteen
         (15) days, the failure of SUBLESSEE to commence performance of such obligation within fifteen (15) days after the date of said notice or the failure of SUBLESSEE to prosecute such performance until completion with due diligence (which completion must in any event be achieved within sixty (60) days after SUBLESSEE'S receipt of said written notice, or such failure shall be deemed to be an Event of Default hereunder).

                  (iv) If the SUBLESSEE is a corporation, partnership, trust, or other entity, the liquidation, termination or dissolution of the SUBLESSEE, unless SUBLESSEE'S interest in this SUBLEASE is assigned with the SUBLESSOR'S consent in connection with such liquidation, termination, or dissolution.

                  (v) If SUBLESSEE or makes an assignment for the benefit of creditors, or if a receiver of any of the property of the SUBLESSEE or any such guarantor is appointed, or a petition in bankruptcy or any other proceeding under any law for relief of debtors is filed by or against the SUBLESSEE, provided that in the case of any involuntary receivership or involuntary petition in bankruptcy or other such proceeding, the same shall not be deemed to be an Event of Default hereunder if it is dismissed within ninety (90) days from the date of its filing.


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

                  (vi) If the leasehold estate hereby created is taken on execution or other process of law.

                  (vii) Any action or inaction by SUBLESSOR that causes or results in a default under the PRIME LEASE.

Upon the occurrence of any Event of Default, the SUBLESSOR lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or prior notice, terminate this SUBLEASE by notice in writing (such termination to be effective forthwith, or on a later date stated in said notice, if any), and/or with or without process of law (forcibly, if necessary) enter into and upon the DEMISED PREMISES or any part thereof in the name of the whole and repossess the same and expel the SUBLESSEE and those claiming through or under the SUBLESSEE and remove the SUBLESSEE and its effects (forcibly, if necessary), without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other preceding breach of covenant, and upon entry as aforesaid or on the date of termination pursuant to the foregoing notice, whichever occurs first, this SUBLEASE shall terminate. In the case of any such termination of this SUBLEASE, and without limiting SUBLESSEE'S liability for any default by SUBLESSEE hereunder prior to such termination, the SUBLESSEE shall indemnify the SUBLESSOR against (i) loss of rent herein provided for the period from the time of such termination to the scheduled expiration of the term hereof as in effect immediately prior to such termination, plus, if any case, (ii) expenses of the SUBLESSOR incurred in connection with such default or in connection with the reletting of the DEMISED PREMISES, including, without limitation, attorney's fees, broker's fees, expense or repairing and putting the DEMISED PREMISES in good order and condition, and preparing the same for re-rental, and expenses of removing, storing and/or selling any personal property of SUBLESSEE remaining on the DEMISED PREMISES after the termination of this SUBLEASE.

                  (b) In the event of an Event of Default or any other default on the parts of SUBLESSEE hereunder, whether or not the SUBLESSOR shall elect to terminate this SUBLEASE, in addition to all other rights and remedies of SUBLESSOR, SUBLESSEE agrees that SUBLESSEE shall pay to the SUBLESSOR any expenses incurred by the SUBLESSOR as a consequence of such default, including, but not limited to, reasonable attorneys' fees.

                  (c) In addition to the rights and remedies provided in this Section, SUBLESOR shall have all other rights and remedies available under the PRIME LEASE and at law or in equity for any default by SUBLESSEE under the provisions of this SUBLEASE. All rights and remedies which the SUBLESSOR may have under this SUBLEASE or at law or in equity shall be cumulative and shall not be deemed to be inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time or in such sequence as SUBLESSOR may determine.


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

                  (d) SUBLESSOR shall be deemed in default under this SUBLEASE if SUBLESSOR fails to commence to observe or perform any of the provisions of the SUBLEASE to be observed or performed by it, where such failure continues for thirty (30) days after SUBLESSOR'S receipt of notice from SUBLESSEE stating that SUBLESSOR failed to observe or perform the subject provision of this SUBLEASE when required.

         14. ESTOPPEL CERTIFICATES. Recognizing that either party may find it necessary to establish to third parties, such as accountants, banks, mortgages (or prospective mortgages), purchasers (or prospective purchasers) or the like, the then current status of performance hereunder, one party, on the written request of the other party or OVERLANDLORD, made from time to time, will promptly furnish a written statement in form reasonably satisfactory to the other party as to the status of any matter pertaining to this SUBLEASE.

         15. SUCCESSORS AND ASSIGNS

         The covenants and agreements of the parties hereto shall run with the land and be binding upon and inure to their respective successors and assigns.

         16. INDEMNITY

         SUBLESSEE hereunder agrees to indemnify, defend and hold the SUBLESSOR harmless as well as the OVERLANDLORD and their respective employees, partners, agents, contractors, and lenders ("Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, insurance policy deductibles and other expenses ("Damages") arising out of or related to the subletting or operation of the DEMISED PREMISES unless such Damages are a result of such Indemnified Party's gross negligence or willful misconduct. To the extent practical, each party agrees to look to any insurance proceeds or coverage provided by any insurance policy carried by that party, pursuant to this SUBLEASE and made available to the other party.

         17. LANDLORD'S ACCESS

         SUBLESSOR and OVERLANDLORD and their respective agents, contractors and employees shall have the right to enter the DEMISED PREMISES and employees shall have the right to enter the DEMISED PREMISES at reasonable times and upon reasonable notice for the purpose of inspecting the DEMISED PREMISES, performing any services required of SUBLESSOR or OVERLANDLORD, showing the DEMISED PREMISES to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the DEMISED PREMISES or to the Building. In the event of an emergency, SUBLESSOR or OVERLANDLORD may enter the DEMISED PREMISES by any reasonable means, and SUBLESSOR OVERLANDLORD shall not be liable to SUBLESSEE for damage to the DEMISED PREMISES or to SUBLESSEE'S property resulting from such access.

         18. SIGNS

         SUBLESSEE shall have the right, at its sole cost and expense, to be identified in the directory of Timber Business Park, subject to the reasonable rules and regulations of the OVERLANDLORD and the space limitations of Timber Business Park and any applicable law or ordinance. SUBLESSEE shall also have the right, at its sole cost and expense, to place its name on the DEMISED PREMISES subject to the reasonable rules and regulations of the OVERLANDLORD and/or SUBLESSOR.

         19. HOLDOVER

         If SUBLESSEE holds over in occupancy of the DEMISED PREMISES after the Termination Date (or sooner termination of the SUBLEASE), SUBLESSEE shall, become a tenant at sufferance only, at a daily rental rate equal to two (2) times the fixed rent in effect at the expiration of the Term of the SUBLEASE, plus all other amounts due from SUBLESSEE under this SUBLEASE, and otherwise subject to the terms and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by SUBLESSOR on account of such holding over. This Section shall not operate as a waiver of any right of reentry provided in this SUBLEASE, and SUBLESSOR acceptance of rent after expiration of the Term or earlier termination of this SUBLEASE shall not constitute consent to a holdover or result in a renewal. If SUBLESSEE fails to surrender the DEMISED PREMISES upon the expiration of the Term or earlier termination of this SUBLEASE despite demand by SUBLESSOR to do so, SUBLESSEE shall indemnify and hold SUBLESSOR harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant resulting from such failure.

         20. WAIVER OF JURY TRIAL.

         SUBLESSOR AND SUBLESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER SUBLESSOR AGAINST SUBLESSEE OR SUBLESSEE AGAINST SUBLESSOR ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE'S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

SUBLESSOR AND SUBLESSEE ACKNOWLEDGE THAT THEY HAVE READ AND REVIEWED THIS SUBLEASE AND, BY EXECUTION OF THIS SUBLEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS SUBLEASE IS EXECUTED, THE TERMS OF THIS SUBLEASE ARE COMERCIALLY REASOANBLE AND EFFECTUATE THE INTENT AND PURPOSE OF SUBLESSOR AND SUBLESSEE WITH RESPECT TO THE DEMISED PREMISES. SUBLESSEE ACKNOWLEDGES THAT IT HAS BBEEN GIVEN THE OPPORTUNITY TO HAVE THIS SUBLEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS SUBLEASE BY SUBLESSOR OR SUBLESSOR'S AGENT AND SUBMISSION OF SAME TO SUBLESSEE SHALL NOT BE DEEMED AN OFFER BY SUBLESSOR TO SUBLEASE THE DEMISED PREMISES TO SUBLESSEE OR THE GRANT OF AN OPTION TO SUBLESSEE TO SUBLEASE THE DEMISED PREMISES.

         21. NON-SOLICITATION

         During the term of this SUBLEASE, SUBLESSEE shall not solicit, recruit, or induce, any employee or contract/temporary employee of SUBLESSOR to leave employment of SUBLESOR for any reason whatsoever. Notwithstanding the foregoing, these provisions shall not apply to any individual that in the exercise of his or her right to work in the state of California applies for or seeks from SUBLESSEE employment or replies to an advertisement published by SUBLESSEE seeking employees.

         SUBLESSEE shall not encourage any customers or suppliers to refrain from or stop doing business with SUBLESSOR. Notwithstanding the foregoing, SUBLESSEE may seek or compete for the non-exclusive business of such customers or suppliers.

         A breach of SUBLESSEE of either provision of this paragraph, may, at the sole discretion of SUBLESSOR, result in an Event of Default pursuant to Paragraph 13, iii above.

         Executed as a sealed instrument as of the day and year first written above.

                                  SUBLESSOR:

                                  TYCO PRINTED CIRCUIT GROUP LP


                                  By: __________________________________

                                  Its: _________________________________

                                  Name: ________________________________

                                  Date: ________________________________



                                  SUBLESSEE:

                                  TITAN EMS, INC.

                                  By: __________________________________

                                  Its: _________________________________

                                  Name: ________________________________

                                  Date: ________________________________



                                  OVERLANDLORD:

                                  LONGMEADOW PARTNERS

                                  By: __________________________________

                                  Its: _________________________________

                                  Name: ________________________________
                                         Richard P. Griffin, President

                                  Date: ________________________________

                                  GUARANTORS:

                                  SVPC PARTNERS, LLC

                                  By: __________________________________

                                  Its: _________________________________

                                  Name: ________________________________

                                  Date: ________________________________


                                  PHOENIX BUSINESS TRUST

                                  By: __________________________________

                                  Its: _________________________________

                                  Name: ________________________________

                                  Date: ________________________________